Exhibit 99.1

Plymouth Industrial REIT Announces Strategic Partnership with Sixth Street

Highlights:

•	The transaction provides Plymouth with approximately $500 million of capital to pursue acquisitions
•	Sixth Street intends to be a strategic partner in pursuing additional joint venture opportunities with Plymouth in both new and existing industrial markets
•	Sixth Street to provide a total of $250 million of capital in the form of a 65% joint venture ownership of Plymouth’s Chicago portfolio and a non-convertible preferred equity investment into the Operating Partnership
•	Plymouth will contribute its Chicago-area properties to the joint venture with Sixth Street at a 6.2% capitalization rate for a total gross asset value of approximately $356 million and will retain 35% ownership of the approximately 5.9 million-square-foot portfolio
•	The transaction is leverage-neutral with overall leverage expected to decline sequentially in the fourth quarter after closing of the joint venture and remain in line with Plymouth’s stated leverage targets for 2024
•	Plymouth affirmed its previously issued 2024 Core FFO full year guidance range of $1.88 to $1.90 per share provided on August 1, 2024

BOSTON—(August 27, 2024) Plymouth Industrial REIT, Inc. (NYSE: PLYM) (the “Company”) today announced a strategic agreement with Sixth Street, a leading global investment firm, for significant, long-term growth capital to accelerate earnings growth and scale the platform in key industrial markets. The $250 million strategic investment from Sixth Street enables Plymouth to fund additional growth on a leverage-neutral basis without exclusive reliance on the public equity markets.

“We are excited to enter into this partnership with Sixth Street and grow the platform for the benefit of all shareholders,” said Jeff Witherell, Co-Founder, Chairman and Chief Executive Officer of Plymouth. “By teaming up with Sixth Street, we are able to access a significant amount of capital to fuel accretive growth while keeping us within our stated leverage boundaries for 2024. With this investment, we are well positioned for the balance of 2024 and 2025 as we face an evolving market with increasingly interesting opportunities.

“The importance of placing a substantial marker on our entire portfolio with the valuation of our Chicago portfolio at a 6.2% cap rate compared with our current implied valuation cannot be understated. This joint venture also allows us to de-risk legacy assets into an off-balance sheet structure, generate incremental fee income, pay down borrowings on the revolver from our recent Memphis portfolio acquisition, and remove approximately $67 million of existing secured debt from our balance sheet.”

“Plymouth is an impressive full service real estate company with a proven track record of success investing in and operating properties in primary and secondary industrial markets,” said Marcos Alvarado, Partner and Head of U.S. Real Estate at Sixth Street. “With limited supply in the sub-250,000-square-foot building segment, the Company’s portfolio continues to benefit from low vacancy and strong rent growth. By making this strategic investment, we believe we will open the door to further opportunities for growth and partnership within the industrial real estate sector as it continues to benefit from strong underlying secular trends. We look forward to working closely with the Plymouth team to accelerate their growth plans.”

Sixth Street Investment Deal Terms

•	The Sixth Street investment in the Company is facilitated through two principal components: (i) $116 million, or 65% of the required equity in a joint venture wherein the Company will contribute its Chicago portfolio of 34 wholly-owned properties comprising approximately 5.9 million square feet, and (ii) $140 million of non-convertible Series C Cumulative Perpetual Preferred Units (“Preferred Equity”) of the Company’s operating partnership (“OP”).
•	The Chicago portfolio will be contributed at a 6.20% cap rate based on approximately $22 million in net operating income, equivalent to approximately $356 million of gross asset value. The portfolio will be financed at closing (which is expected to occur in the next 45 days) with approximately $178 million (50% LTV) of secured mortgages. The joint venture will generate approximately $294 million of gross proceeds to the Company, which results in approximately $212 million of deployable proceeds after the mortgage assumption, transaction costs and capital expenditure escrows.
•	The Preferred Equity, which can be redeemed at any time following the initial closing, had an initial closing of $61 million on August 26, 2024, and has an additional $79 million to be provided no later than nine months after the initial closing. Sixth Street is paid a return of 7.0% per year (4.0% cash pay portion with a 3.0% PIK), which increases after years five and seven. Plymouth will include the 4.0% cash pay portion of the Preferred Equity dividend in its Core FFO and AFFO calculations. Sixth Street is entitled to the greater of its $140 million investment plus accrued but unpaid distributions or a preferred multiple of 1.35x the total closing amount of $140 million (less any previously paid cash distributions).
•	In addition, Sixth Street will be issued 11.76 million detachable warrants (“Warrants”) to purchase OP common units. The term of the Warrants is five years with a two-year extension option based on certain conditions. Plymouth has the option of net settlement of these Warrants at exercise either through cash or shares. The Warrants can be exercised at the following prices: 4.41 million at $25.25 per unit; 2.94 million at $26.25 per unit; and 4.41 million at $27.25 per unit. For illustrative purposes only, if the Warrants were settled on a net share basis at $1.00, $2.00 or $3.00 per unit above the weighted average Warrant exercise price of $26.25 per unit, the Warrants would represent approximately 0.9%, 1.8%, and 2.6%, respectively, of the 45,885,235 common shares and unit outstanding as of August 26, 2024.

About Plymouth

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

About Sixth Street

Sixth Street is a leading global investment firm with over $75 billion in assets under management and committed capital. The firm uses its long-term flexible capital, data-enabled capabilities, and One Team culture to develop themes and offer solutions to companies across all stages of growth. Founded in 2009, Sixth Street has 600 team members including over 200 investment professionals operating around the world. For more information, follow Sixth Street on social media and visit www.sixthstreet.com.

Forward-Looking Statements

This press release includes “forward-looking statements” that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, as well as statements regarding the timing of the consummation of the transactions, if at all, and the anticipated benefits therefrom, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Contacts:

Plymouth Industrial REIT, Inc.

Tripp Sullivan

SCR Partners

IR@plymouthreit.com

Sixth Street

Patrick Clifford

media@sixthstreet.com